Positive Viral Shedding Efficacy Results GEN-003 Immunotherapy for Genital Herpes Phase 2b Study September 29, 2016 Exhibit 99.2

This presentation contains “forward-looking” statements that are within the meaning of federal securities laws and are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward- looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that may materially affect our results of operations include, among other things, those listed in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. You may get copies of our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and our other SEC filings for free by visiting EDGAR on the SEC website at http://www.sec.gov. 2 Safe Harbor Statement

• 60 µg per protein / 50 µg of Matrix-M2 adjuvant dose hit primary clinical trial endpoint – 40% viral shedding rate reduction consistent with prior trial • Safety profile acceptable – Low discontinuation rates due to AEs; distributed across dose groups, including placebo – No grade 4 reactogenicity or related AEs • GEN-003 on track for 2H 2017 Phase 3 start – Phase 2b 6 month clinical efficacy data expected: January 2017 – FDA end of Phase 2 meeting expected: Q1 2017 – Phase 2 antiviral combination study start expected: Q4 2016 3 Highlights

• Market potential for GEN-003 • Phase 2b trial – Study design – Top line data • Physician perspective – Lori A. Panther, MD, MPH • Important 2017 clinical and regulatory milestones • Conclusions • Q&A 4 Agenda for Today’s Call

The Need for New Genital Herpes Treatments Drives Large Market Opportunity

- Genital herpes characterized by viral shedding, leading to disease transmission and genital lesions
- Oral antiviral therapy insufficient for millions
  - Viral shedding reduced only when patients are taking medication but most use episodically
  - Lesions still occur even on chronic therapy
- GEN-003 designed using ATLAS to direct T and B cells to fight clinical disease by reducing viral activity
- GEN-003 product profile drives revenue opportunity of >$1bn in U.S. alone*

*Based on Genocea-sponsored market research

genocea BIOSCIENCES

5

• Overall goal – Select dose of Phase 3-ready formulation of GEN-003 for Phase 3 trials • Primary endpoint – Compare efficacy versus baseline of two dose levels of GEN-003 and placebo by impact on viral shedding • Secondary objectives – Evaluate impact on clinical disease versus placebo at 6 and 12 months(a) • Proportion recurrence free • Time to next recurrence • Lesion rates – Safety and tolerability – Immunogenicity(a) 6 Phase 2b Trial Goals and Objectives (a) Not part of top-line read-out

• Randomized, double-blind, placebo-controlled • 131 subjects with a history of recurrent genital herpes • 3 dose groups, followed for 12 months – Placebo (n=44) – 60 µg per protein / 50 µg of Matrix-M2 (n=43) – 60 µg per protein / 75 µg of Matrix-M2 (n=44) • Consistent with prior trials – Inclusion / exclusion criteria, demographics, sites, dose regimen, endpoints, observation periods, swabbing compliance 7 Study Design

6% -40% -27% -50% -40% -30% -20% -10% 0% 10% Placebo 60/50 µg 60/75 µg R e d u c ti o n in V ira l S h e d d in g R a te v s. B a se lin e • In prior Phase 2, this antiviral efficacy increased to 66% at 12 months; led to significant and durable clinical efficacy at 6 & 12 months • 60 / 75 µg dose showed a 27% reduction vs. baseline (not significant) • Robust control arm in placebo group 8 Statistically Significant 40% Viral Shedding Rate Reduction for 60 / 50 µg Dose Viral Shedding Rate Reduction by Dose Group *Poisson model analysis (refined since prior Phase 2 trial with reference to advances in the field: Magaret, Amalia, "Models for HSV shedding must account for two levels of overdispersion" (January 2016). UW Biostatistics Working Paper Series. Working Paper 410. http://biostats.bepress.com/uwbiostat/paper410) p-values* vs. baseline 0.03 vs. placebo 0.05

• Safety continuously reviewed by Independent Data Safety Monitoring Board • Low discontinuation rate due to AEs; similarly distributed across dose groups including placebo • Reactogenicity consistent between 2 trials for 60 µg /50 µg dose • No grade 4 reactogenicity or related SAEs in either this trial or prior Phase 2 trial 9 Overall Summary of Safety

Lori A. Panther, MD, MPH Infectious Diseases specialist at Beth Israel Deaconess Medical Center and Assistant Professor of Medicine at Harvard Medical School GEN-003 Physician Perspective 10

11 Potential H2 2017 Phase 3 Start for GEN-003 On Track 2016 2017 6 month 6 month clinical 12 month FDA EoP2 Phase 2b Phase 2b Antiviral Combination Phase 3 Regulatory • Confirm robust efficacy with Phase 3 material • Confirm Phase 3 program • Explore potential additive effect

• Virologic efficacy profile of Phase 3-ready GEN-003 formulation confirmed for 60 / 50 µg dose ahead of Phase 3 • GEN-003 safety profile appears acceptable • 60 / 50 µg dose selected for subsequent trials – Phase 2b antiviral combination study start expected in Q4 – Potential Phase 3 start in second half of 2017 on track • 6 month Phase 2b clinical efficacy data expected January 2017 – In prior trial, virologic efficacy post dose 3 translated into significant and durable clinical efficacy, at 6 and 12 month time points 12 Conclusions

Questions & Answers 13

Liz Bryan Spectrum Science Communications Phone: +1 202-587-2526 lbryan@spectrumscience.com Investor inquiries: Media inquiries: Jonathan Poole Chief Financial Officer Phone: +1 617-876-8191 jonathan.poole@genocea.com